SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately furnishing this combined Current Report on Form 8-K (Report). Information contained herein relating to an individual Registrant is furnished by such registrant on its own behalf. Each Registrant makes representations only as to information relating to itself.

Item 1.01	Entry into a Material Definitive Agreement

KCP&L, Aquila, Inc. (“Aquila”), The Empire District Electric Company (“Empire”), Kansas Electric Power Cooperative, Inc. (“KEPCO”) and Missouri Joint Municipal Electric Utility Commission (“MJMEUC”) entered into an Iatan Unit 2 and Common Facilities Ownership Agreement (“Agreement”) as of June 12, 2006. The Agreement provides for the construction, ownership and operation of Iatan Unit 2, an estimated 850MW net coal-fired electric generating facility to be located at the existing Iatan Station.

Under the Agreement, KCP&L will construct and operate Iatan Unit 2 and own approximately 55% (465MW) of the unit, subject to certain adjustments. Aquila, Empire, KEPCO and MJMEUC severally will own the remainder of Iatan Unit 2, and will reimburse KCP&L for their respective shares of the construction, operating and maintenance costs.

The Agreement contemplates that KCP&L, Aquila and Empire, as the existing co-owners of Iatan Station and Iatan Unit 1, will lease a portion of the Iatan Station real estate and provide easements to the co-owners of Iatan Unit 2 for the use of that unit and associated facilities that will be used in common with Iatan Unit 1. KCP&L will also sell, at book value, to KEPCO and MJMEUC interests in existing facilities that will be used in common by the two Iatan units. These conveyances are subject to certain regulatory approvals and mortgage lien releases.

The Agreement contains representations and affirmative, negative and financial responsibility covenants, including, without limitation, waiver of partition rights and rights of first refusal in the event a co-owner proposes to transfer its ownership interest. The Agreement also contains events of default including, without limitation, payment defaults, certain bankruptcy and insolvency events and other breaches of obligations under the Agreement. Upon a default during construction, the defaulting co-owner’s share of Iatan Unit 2 is subject to reduction and the non-defaulting owners shall, unless otherwise agreed, pay their pro rata share of the defaulting owner’s remaining construction obligations. Upon a payment default after Iatan Unit 2 is in service, KCP&L has the right to sell the defaulting co-owner’s share of electricity to cover the co-owner’s default, and will remit to the co-owner 90% of any excess revenues. If such payment default continues for more than three consecutive months, the co-owner will be obligated to sell its interest in Iatan Unit 2 to KCP&L (and to the other non-defaulting co-owners if KCP&L declines to purchase).
KCP&L, Aquila and Empire are co-owners of Iatan Station and Iatan Unit 1. KCP&L and KEPCO are two of the co-owners of Wolf Creek Generating Station. KCP&L also purchases and sells electricity at wholesale with Aquila and Empire, and sells electricity at wholesale to KEPCO and MJMEUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham

Terry Bassham Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/Terry Bassham

Terry Bassham Chief Financial Officer

Date: June 14, 2006